Exhibit 99.1

January 11, 2016
Mr. Adam Chinn

Employment Agreement
Dear Adam:
This letter (the “Agreement”) will confirm the terms of your employment by Sotheby’s (the “Company”). Certain terms used herein are defined in Section 16(e).

1.Term. This term of this Agreement (the “Term”) shall be effective as of the Closing (the “Commencement Date”) and, unless terminated earlier in accordance with this Agreement, will expire on the fifth anniversary of the Commencement Date (the “Expiration Date”).

2.Title. Your title will be Executive Vice President, Worldwide Transaction Services and you shall have the duties set forth on Exhibit A. During the Term, you will report solely and directly to the Chief Executive Officer of the Company (the “CEO”). Throughout your employment with the Company, you agree to devote substantially all of your business time and attention to the business and affairs of the Company and to perform your duties in a diligent, competent, professional and skillful manner and in accordance with applicable law and the Company’s policies and procedures. Notwithstanding the foregoing, so long as such activities, either individually or in the aggregate, do not materially interfere with the performance of your duties hereunder, you shall be permitted to devote time and attention to: (i) service on such public and private company boards of directors of companies that will not violate the provisions of Section 9 hereof, so long as such service is approved in advance by the CEO, (ii) service for such charitable, community, boards of advisors, and industry organizations that will not violate the provisions of Section 9 hereof, and (iii) managing your (and your family’s) personal investments and affairs.

3.Base Salary. Your annual base salary will be a minimum of $750,000 annually, paid in accordance with the Company’s generally applicable payroll practices, subject to annual review and potential increase (but not decrease) by the Company in its sole discretion.

4.Annual Incentive. You will be eligible to participate in the Company’s annual incentive compensation program, with your annual target bonus opportunity equal to 100% of base salary (and a maximum bonus opportunity of 200% of your target bonus opportunity) paid during the applicable fiscal year. The actual amount payable as an annual incentive in respect of any calendar year depends on the performance of the Company and your individual performance, in each case, as determined by the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company (the “Board”) in its discretion in accordance with the annual incentive plan, the performance and other metrics of which shall be communicated to you not later than the end of the first quarter of the applicable year. Bonuses are typically paid early in the calendar year subsequent to the year in which the corresponding services are performed, but no later than March 15 of the year following the year for which the bonus is earned. Except as

Exhibit 99.1

provided below, in order to receive a bonus, you must be employed by the Company at the time bonuses are otherwise payable.

5.Annual Long Term Incentive. You will receive an annual long term incentive equity award with a target grant value of $750,000 the form and vesting schedule of which shall be the same as provided to similarly situated executives as determined by the Compensation Committee.

6.Terms of Awards. All equity awards described above are subject to the terms and conditions specified in the Restricted Stock Unit Plan, or any successor plan, and such other terms and conditions established by the Compensation Committee in its sole discretion (which shall be consistent with the terms and conditions established for all similarly situated executives of the Company), provided that such terms and conditions are not inconsistent with the applicable provisions of this Agreement. Any such terms and conditions shall be reflected in a separate award agreement(s) that will be delivered to you after any applicable award is actually made.

7.Benefits and Perquisites. You will be eligible to participate in the benefit programs and receive such perquisites as are generally made available to other similarly situated executives of the Company from time to time, including as the same may hereafter be amended. Participation in such benefits program is subject to meeting the relevant eligibility requirements, payment of the required premiums, and the terms of the plans themselves. The Company shall reimburse you for all reasonable business-related expenses, such amounts will be agreed upon with the CEO. You will also be entitled to four (4) weeks of vacation per year to be accrued and used in accordance with Company policy. You will also be eligible for an additional week of paid holiday time, to be taken during the December holiday week, and four (4) Summer Fridays to be taken between July 1st and August 31st.

8.Confidential Information. You acknowledge that during the term of your employment you will have access to and possession of Confidential Information (as defined below), including trade secrets of the Company, its parents, subsidiaries and affiliates (hereinafter collectively referred to as “Sotheby’s Group”) and their respective clients. Except as required to perform your responsibilities for any member of the Sotheby’s Group, to comply with law or regulation, or as authorized in writing in advance by the Company, you agree that you will not use, disclose or take any action which results in the use or disclosure of Confidential Information. You agree to give prompt written notice to the Company of any action, or threatened action, by a court or government agency with jurisdiction to compel your disclosure of Confidential Information in order to allow the Company the opportunity to challenge such disclosure. To the extent that you are required to develop, review and/or analyze Confidential Information, you further agree to store and maintain all Confidential Information in a secure place. In the course of your employment with the Company, you acknowledge that you may learn of business opportunities offered to the Company and/or its affiliates, and agree that you will not take advantage of such knowledge for your own benefit or the benefit of any third party. You agree and acknowledge that these obligations with respect to “Confidential Information” shall be in force during your employment by the Company and shall survive termination of your employment, regardless of how such termination arises.

Exhibit 99.1

(a)    For purposes of this Agreement, “Confidential Information” includes, but is not limited to, confidential and/or proprietary information concerning any member of the Sotheby’s Group’s business plans, methods of doing business and any specialized information and/or techniques developed by or through it; any member of the Sotheby’s Group’s operation plans, strategies, prospects or objectives; the Sotheby’s Group’s structure, technology, distribution, sales, services, support and marketing plans, practices, and operations; the prices, costs and details of the Sotheby’s Group’s services; the financial condition and results of any member of the Sotheby’s Group’s operations; the Sotheby’s Group’s research; the Sotheby’s Group’s personnel and compensation policies; operating policies and manuals; financial records and related information; means of gaining access to the Sotheby’s Group’s computer data systems and related information; or any other financial, commercial, business or technical information related to any of the property or services developed or sold by or through the Sotheby’s Group’s or any of their respective clients. For purposes of this Agreement, Confidential Information includes, but is not limited to, information in written, graphic, recorded, photographic or any machine readable form or that is orally conveyed to me.
(b)    “Confidential Information” shall also include the Sotheby’s Group’s trade secrets and current or specifically-contemplated potential clients and/or client lists, including information not in the public domain concerning such clients’ private telephone and fax numbers, email addresses, business and residential addresses, their purchase and sales history, the contents, value, or history of ownership of their art collections, personal and family background information, and the clients’ contacts(s).
(c)    Notwithstanding any of the foregoing, nothing in this Agreement is intended to or shall be interpreted to (i) treat as Confidential Information any information that is in the public domain or generally known in the relevant industry (other than by reason of your breach of any of your obligations hereunder or any other misconduct by you) or specifically exempted in writing by the Company from the applicability of this Agreement, (ii) limit any rights of Sotheby’s under applicable law to protect Confidential Information as provided by applicable law, (iii) prevent you from making any disclosure (including providing truthful testimony) which, in the written opinion of your counsel, is required of you by any federal, state or local law or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice (to the extent legally permissible) and an opportunity to challenge such disclosure (to extent reasonably practicable) prior to the time it is compelled, or (iv) prevent you from making any disclosure with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement.
9.Noncompetition. In consideration of the compensation provided under this Agreement, and because you will have specialized, unique confidential knowledge vital to the Company, you agree and acknowledge that during the Restricted Period (as defined below in this Section 9), you will not, without the consent of the Company, directly or indirectly, consult for, become employed by, provide services to, or become a principal, partner, member or shareholder of, or an investor in, or solicit or accept any funds, loans or other consideration from:
(i)    Christie’s, Bonham’s, or Phillips or any affiliate or successor of any of those entities anywhere in the world; or
(ii)    another entity engaged in conducting auctions, dealing in or making private sales of, and collecting or advising with respect to, any collecting category forming part of the Art Business anywhere the Company has an office, affiliation or has done business within the twelve month period immediately preceding the termination of your employment for any reason.
For purposes of this Agreement, the “Art Business” involves auctions, dealing in or making private sales of, and collecting or advising with respect to, the collecting categories that comprise the Company’s core businesses at the time of your termination of employment. For purposes of this Agreement, the

Exhibit 99.1

“Restricted Period” means the period of your employment with the Company and twelve (12) months after the termination of your employment with the Company and any of its affiliates and for any reason. Notwithstanding the foregoing, nothing in this Section 9 shall prevent you, directly or indirectly, from being a holder of less than 1% of any class of publicly traded securities of any entity.
10.Non-solicitation. During the Restricted Period, you agree that, except as required in the performance of your duties on behalf of the Company, you will not either alone or in concert with others, and will not cause any third party, directly or indirectly,
(1)    to recruit, solicit or induce any employee of any member of the Sotheby’s Group to terminate such employment;
(2)    to solicit the Art Business of, do Art Business with, or seek to do Art Business with, any client of any member of the Sotheby’s Group;
(3)    to encourage or assist any competitor to solicit or service the Art Business of any client of any member of the Sotheby’s Group; or
(4)    otherwise to induce any client to cease doing Art Business with, or lessen its Art Business with, any member of the Sotheby’s Group.
11.Return of Property. Upon the termination of your employment with the Company for any reason, you shall deliver to the Company all Confidential Information and all copies, summaries or abstracts thereof that are under your direct or indirect control or possession. You acknowledge that all such property and Confidential Information remains at all times the exclusive property of the applicable member of the Sotheby’s Group, unless otherwise agreed to in writing by the Company. Anything to the contrary notwithstanding, you shall be entitled to retain (i) information showing your compensation or relating to reimbursement of expenses, (ii) information that you reasonably believe may be needed for tax purposes, and (iii) copies of plans, programs and agreements relating to your employment, or termination thereof, with the Company.

12.Reformation. You agree and acknowledge that, if at any time there is a determination by any court of competent jurisdiction that the time period, geographical scope, or any other restriction contained in any of Sections 8, 9 or 10 is unenforceable against you as written, the provisions of such Section shall not be deemed void but shall be deemed amended to apply as to such maximum time period, geographical scope and to such other maximum extent as the court may determine.

13.Specific Performance; Injunctive Relief. You acknowledge and agree that (i) the provisions of Sections 8, 9 and 10 are reasonable and appropriate for the Company’s protection of its legitimate business interests, (ii) the consideration provided under the Agreement is sufficient to justify the restrictions and limitations contained in such Sections, and (iii) the Company may suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in such Sections, such that monetary damages may be inadequate to compensate the Company for such breach, and that the Company shall be entitled to seek injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach by you of any of the covenants or agreements set forth in any of Sections 8, 9 and 10, but shall be in addition to all other remedies available to the Company at law or in equity. Notwithstanding anything to the contrary contained in this Agreement, in the event that a court of competent jurisdiction or arbitrator determines that you violated the covenants and agreements set forth in any of Sections 8, 9 and 10 in any material

Exhibit 99.1

respect, then, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any unpaid amount or benefit set forth in Sections 16(a)(i)-(iv) or Sections 16(b)(i)-(iv) or to provide you with any other unpaid rights or benefits to which you would have been entitled pursuant to this Agreement had you not breached such covenants and agreements.

14.Work Product. In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, and other technical, business, financial, advertising, sponsorship, sales, marketing, customer or product development plans, forecasts, strategies, information and other materials (in any medium whatsoever) developed or prepared by you or with your cooperation in any way in connection with your employment by the Company (the “Materials’’). To the extent that, at applicable law or otherwise, you have any right, title or interest in any of the Materials, you hereby assign such right, title or interest to the Company, without further consideration, in perpetuity. The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you. You agree to perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Materials (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Materials. If the Company is unable, after reasonable effort, to secure your signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as your agent and attorney-in-fact, and you hereby irrevocably designate and appoint each executive officer of the Company as your agent and attorney-in-fact to execute any such papers on your behalf, and to take any and all actions as the Company reasonably may deem necessary in order to protect its rights and interests in any Materials, under the conditions described in this sentence.

15.Adherence to Company Policies. You acknowledge and agree that you will adhere to, and be bound by, the Company’s written compliance policies which are furnished to you. You also acknowledge and agree that from time to time the Company may add new policies or revise existing policies, including, but not limited to, written policies which require you in certain circumstances to repay, disgorge or forfeit incentive compensation that may have previously been payable to or awarded to you, and that you will adhere to, and be bound by, such new or revised policies in effect as of the date such new or revised policies that come into effect during your employment or, if required by applicable law, thereafter, provided that any such policies are provided to you in writing.

Exhibit 99.1

16.Severance Benefits.

(a) Non-CIC Termination. If, prior to the Expiration Date, your employment is terminated (i) by the Company for any reason other than Cause (as defined below), or (ii) by you for Good Reason (other than if Cause then exists), and such termination is not a CIC Qualifying Termination, the Company will provide you with the following benefits, which shall be in lieu of any other payments or benefits to which you might otherwise be entitled, including, but not limited to, any payments or benefits for which you could be eligible under any Company Severance Plan:
(i)    A severance payment equal to 1.5 times the sum of your annual base salary and target annual bonus (calculated at 100% of target), each as in effect at the time your employment terminates, but excluding any reduction in base salary or target bonus percentage opportunity or failure to pay those amounts, in each case that resulted in your resignation for Good Reason (in each case, “Base Salary” and “Target Bonus”), payable in accordance with the Company’s regular payroll cycle in12 equal semi-monthly installments following the date your employment so terminates (your “Termination Date”), payable in accordance with the Company’s regular payroll cycle;
(ii)    A prorated bonus based on the amount of your Base Salary actually paid to you during the fiscal year through the Termination Date and based on your Target Bonus provided that such bonus, if any, will be payable to you if and when and on the same terms and conditions (other than for adjustments due to individual performance) as such bonuses are generally paid to other similarly situated executives of the Company based upon the achievement of any Company performance objectives otherwise applicable under the annual incentive plan;
(iii)    If, as of the Termination Date, the annual incentive compensation payable in respect of the calendar year immediately preceding the Termination Date has not been paid to similarly situated executives of the Company, the annual incentive payment that would otherwise be due to you in respect of such fiscal year under the terms of the annual incentive compensation plan as determined by the Compensation Committee and consistent with this Agreement;
(iv)    a cash payment equal to the monthly COBRA charge in effect on the Termination Date for the type of Company-provided group health plan coverage in effect for you (e.g. family coverage) on the Termination Date, payable each month following the Termination Date for 18 months; and
(v)     unpaid base salary though the date of termination, any outstanding expense reimbursement payable in accordance with the Company’s generally applicable policies and any other vested benefits, including senior level executive benefits, if any, in accordance with applicable plans, programs and arrangements of the Company in which you participated.
(b)      CIC Termination. If, prior to the Expiration Date, you experience a CIC Qualifying Termination, the Company will provide you with the following benefits, which shall be in lieu of any other payments or benefits to which you might otherwise be entitled, including, but not limited to, any payments or benefits for which you could be eligible under any Company Severance Plan:
(i)    Cash severance in an amount equal to two times the sum of your Base Salary and Target Bonus, payable in a lump sum on the 60th day following your Termination Date;

Exhibit 99.1

(ii)    A prorated bonus based on the amount of Base Salary actually paid to you during the fiscal year through the Termination Date and based on your Target Bonus, payable in a lump sum on the 60th day following your Termination Date;
(iii)    If, as of the Termination Date, the annual incentive compensation payable in respect of the calendar year immediately preceding the Termination Date has not been paid to similarly situated executives of the Company, the annual incentive payment that would otherwise be due to you in respect of such fiscal year under the terms of the annual incentive compensation plan as determined by the Compensation Committee and consistent with this Agreement;
(iv)    a cash payment equal to 18 times the monthly COBRA charge in effect on the Termination Date for the type of Company-provided group health plan coverage in effect for you (e.g. family coverage) on the Termination Date, payable in a lump sum on the 60th day following your Termination Date; and
(v)     unpaid base salary though the date of termination, any outstanding expense reimbursement payable in accordance with the Company’s generally applicable policies and any other vested benefits, including senior level executive benefits, if any, in accordance with applicable plans, programs and arrangements of the Company in which you participated.
(c) Equity Incentives Payable in Accordance with Their Terms. In connection with any termination of your employment, all of your then outstanding equity awards and other long-term incentive awards will be treated in accordance with the terms of the Award and the Restricted Stock Unit Plan, or any successor plan. Notwithstanding the foregoing, in the event that following the expiration of the Term without this agreement being extended or replaced, your employment terminates other than due to death or Disability or for circumstances that would have constituted Cause hereunder, the Compensation Committee will consider, in its sole discretion, vesting your then outstanding equity awards, in whole or in part, which may include, in the case that any such awards are subject to any performance criteria, permitting such vesting upon and to the extent the applicable performance criteria are achieved on the same basis as though you had continued to be employed.

(d)    Termination Benefits Conditioned Upon Execution and Delivery of a Release. Your entitlement to payment of any termination benefit provided for under this Agreement (other than as set forth in Section 16(a)(v) or Section 16(b)(v)) or the terms of any other agreement between you and the Company is subject to your execution, delivery and non-revocation (within any applicable revocation period) of the Company’s form of release agreement no later than 60 days following the Termination Date.
(e)     Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
An “affiliate” of any person or entity shall mean any other person or entity that, directly or through one or more intermediaries, controls or is controlled by or is under common control with such first person or entity.
“Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof; (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony; or (iii) material breach of your obligations in Sections 8, 9 and 10 above.

Exhibit 99.1

For the purposes of this definition of “Cause,” no act, or failure to act, on your part shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. In addition, prior to any termination for “Cause,” you shall have 30 days following the receipt of written notice from the Company to cure (to the extent curable) the neglect or conduct that is the basis of such claim.
“Change in Control” means the occurrence of any of the following events:
(i)any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, over a period of 12 consecutive months, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)the consummation of a merger, consolidation or combination that results in the Company’s voting securities representing less than 50% of the combined voting power of the securities of the Company or of the surviving entity outstanding immediately after such merger, consolidation or combination;

(iii) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board; or

(iv) the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition to an Exempt Person or a sale or disposition to an entity of which at least 50% of the voting power is represented by voting securities of the Company.
In all cases, a “Change in Control” shall occur pursuant to any of clauses (i) - (iv) above only if the event also constitutes a change in the effective ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation section 1.409A-3(i)(5).
“CIC Qualifying Termination” means, with respect to your termination of employment initiated by the Company other than for Cause or by you for Good Reason during the time period commencing on the effective date of a Change in Control and continuing until the earlier of (i) the 24-month anniversary of such date, or (ii) the date of your termination by reason of Disability or death. In addition, if (x) the Company initiates your termination without Cause during the six-month period ending on the effective date of a Change in Control (A) at the request of a third party that has taken steps reasonably calculated or intended to effect a Change in Control or (B) otherwise in connection with or anticipation of a Change in Control, then you shall be deemed to incur a CIC Qualifying Termination on the effective date of the Change in Control.
“Closing” has the meaning ascribed to it in the Purchase Agreement.

Exhibit 99.1

“Disability” means a determination by the Company in accordance with applicable law that, as a result of a physical or mental illness, you have been unable to perform the essential functions of your position, for a period of at least 180 consecutive calendar days, taking into account any reasonable accommodation that does not present an undue burden on the Company.
“Exempt Person” means an employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.
“Good Reason” means that without your written consent,
(A)    any reduction in your base salary or annual target bonus percentage opportunity as set forth in this Agreement, or as the same may have been increased from time to time in accordance with the terms hereof (other than a reduction that applies similarly to all similarly situated executives who report to the Chief Executive Officer that represents a reduction of 10% or less),
(B)    a breach by the Company of any material provision of this Agreement, including but not limited to the failure to pay you any compensation or benefit to which you are entitled to hereunder other than as stated in (A) above or a material diminution in your title, authority duties or responsibilities,
(C)    you are required to report to someone other than the Chief Executive Officer, or
(D)    your primary office is re-located outside of New York City.

Notwithstanding the foregoing, you shall not be entitled to terminate your employment for Good Reason unless (i) you have given the Company written notice, referring specifically to the action taken by the Company which is alleged to constitute any of the foregoing events without your consent, (ii) the Company has not corrected such action within 30 days of receiving such notice, and (iii) you voluntarily terminate your employment with the Company within 90 days following the occurrence of any such alleged action.
“Person” means any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act.
“Purchase Agreement” means that certain Purchase Agreement, dated as of January 11, 2016, by and among Amy Cappellazzo, Allan Schwartzman, Adam Chinn and Sotheby’s, Inc.

(f)    No Mitigation; No Offset. In the event of termination of your employment, you shall be under no obligation to seek other employment and there shall be no offset against amounts due to you on account of any remuneration or benefits provided by any subsequent employment you may obtain. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against you for any reason, except as expressly set forth in this Agreement.
17.Employment Terms Following Expiration of the Term. In the event that the Term shall expire without the parties extending the Term under this Agreement or entering into a new employment agreement to govern the terms and conditions of your employment, the terms of your

Exhibit 99.1

employment will revert to those of similarly situated executives reporting to the Chief Executive Officer and you will be eligible for the Severance Plan and other programs in effect at that time for such executives.

18.Cooperation. Following the date of termination of your employment with the Company, if requested in writing by the Company, you agree to use commercially reasonable good faith efforts to reasonably cooperate with the Company in connection with any matter with which you were involved prior to such employment termination, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance or participation could be beneficial to the Company or its affiliates. This cooperation includes, without limitation, reasonable participation on behalf of the Company and/or its affiliates in any litigation, administrative or similar proceeding, including providing truthful testimony. The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of any such individual expense of more than $1,000 before it is incurred.

19.Taxes. Notwithstanding anything to the contrary contained in this Agreement, (i) the Company may withhold from any payment due to you hereunder any taxes that are required to be withheld under any law, rule or regulation, (ii) if and to the extent that any payment or benefit under this Agreement, or any plan, award or arrangement of the Company or its affiliates, is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code (“Section 409A”) and is payable to you by reason of your termination of employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are determined by the Company as of the date or your termination of employment to be a “specified employee” (within the meaning of Section 409A), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or, if earlier than the expiration of such six-month period, the date of your death), and any amount not paid or benefit not provided in respect of such six-month period will be paid to you in a lump sum or provided to you as soon as practicable after the expiration of such six-month period, and (iii) if any payment otherwise due to you hereunder or otherwise would result in the imposition of the excise tax imposed by Code Section 4999, the Company will instead pay you either (a) such amount or (b) the maximum amount that could be paid to you without the imposition of the excise tax, depending on whichever amount results in your receiving the greater amount of after-tax proceeds (as determined by the Company). Any reduction in payments and benefits described in the previous sentence will be determined in a manner which has the least economic cost to you and, to the extent the economic cost is equivalent, such payments or benefits will be reduced in the inverse order of when the payments or benefits would have been made to you (i.e., later payments will be reduced first) until the reduction specified is achieved. It is intended that the provisions of this Agreement comply with Code Section 409A and the regulations and guidance promulgated thereunder. If at any time you believe that any provision of this Agreement would cause you to incur any additional tax under Code Section 409A, you may bring such matter to the Company’s attention and the Company will

Exhibit 99.1

endeavor in good faith to work with you to reform such provision to comply with Code Section 409A, to the extent practicable, subject to preserving the original intent, benefit and obligations of the parties with respect to the applicable provision. To the extent any expense reimbursement is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

20.Assignment. This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you, except that the right to payment of compensation due you hereunder may pass by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, your legal representatives. This Agreement shall not be assignable by the Company (other than to the extent that the Company’s rights hereunder pass by operation of law) without your prior written consent, and shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns.

21.Arbitration. In the event that any dispute arises between you and the Company regarding or relating to this Agreement and/or any aspect of your employment relationship with the Company, the parties consent to resolve such dispute through mandatory arbitration in New York, New York (or such other location as shall be mutually agreed between the parties) administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief. The parties hereby consent to the exclusive jurisdiction of the New York State Supreme Court located in Manhattan and the District Court for the Southern District of New York for purposes of seeking such injunctive or equitable relief as set forth above, and each party waives and agrees not to assert any defense that any such party is not subject to the jurisdiction of such court, or that venue in such court may not be appropriate.

22.Survival. The covenants and agreements set forth in Sections 8, 9, and 10, the obligations of the Company to pay any compensation that is due at, or is payable after, your Termination Date, including, but not limited to, the amounts payable under Section 16 and your indemnification rights under Section 24 below, and the provisions governing the parties rights and obligations set forth in Sections 8 through the end of this Agreement shall survive any termination or expiration of the Agreement or any termination of your employment with the Company.

23.Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State, without regard to its conflict of laws principles.

24.Indemnification; Liability Insurance.     Subject to Section 6.6(c) of the Purchase Agreement, during the Term and thereafter, the Company agrees to indemnify and hold you and

Exhibit 99.1

your heirs and representatives harmless, in accordance with the Company’s certificate of incorporation or by-laws and any indemnification polices that it makes available generally to its officers and directors, against any and all damages, costs, liabilities, losses and expenses as a result of any claim or proceeding, or threatened claim or proceeding, against you that arises out of or relates to your service as an officer, director or employee, as the case may be, of the Company, or your service in any such capacity or similar capacity with an affiliate of the Company or other entity at the request of the Company, both prior to and after the Effective Date, and, to the extent provided under its certificate of incorporation, by-laws or generally applicable policies, to advance to you or your heirs or representatives such expenses upon written request. During the Term and thereafter, the Company also shall provide you with coverage under any directors’ and officers’ liability policy that is then in effect to the same extent as its other similarly situated executives until such time as suits against you are no longer permitted by law.

25.Notices. You hereby agree that mailing of notice, process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof if delivered to you at your address set forth above or to such other address as you may later designate in writing for the receipt of such notices. The Company hereby agrees that mailing of notice, process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

26.Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

27.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision shall be deemed modified, amended and narrowed to the extent necessary to render the same legal, valid and enforceable, and the other remaining provisions of this Agreement shall not be affected but shall remain in full force and effect.

28.Stockholdings Requirement. As a senior executive, a stockholdings requirement (fixed number of shares) will be determined by the Board of Directors based on your position and equity opportunity. For any equity grants awarded upon or after your commencement of employment, 50% of the net shares that vest need to be held until you achieve the target ownership requirement.

29.Construction. It is the parties’ intention that this Agreement not be construed more strictly with regard to you or the Company. This Agreement supersedes any other employment or severance agreement or arrangements between the parties, whether oral or written (and you shall not be eligible for severance benefits under any other plan, program or policy of the Company). Headings used herein are for convenience only and shall not be applied in the interpretation or construction of this Agreement or the particular provisions to which such heading applies.

Exhibit 99.1

This Agreement will automatically terminate, and be of no further force or effect, on the Expiration Date (other than with respect to any rights or obligations which by the terms of this Agreement, arose before, or explicitly survive, such date).

SOTHEBY’S

/S/ THOMAS S. SMITH
By: Thomas S. Smith
Title: President and Chief Executive Officer

ACCEPTED AND AGREED

/S/ ADAM CHINN
Adam Chinn

Exhibit 99.1

Exhibit A
Duties
Adam Chinn

Position:     EVP, Worldwide Transaction Services

Position Overview:

Partners with experts and business developers worldwide in structuring, proposing and negotiating major consignments, including property for auction and private sale, auction guarantees, Irrevocable Bids, and principal acquisitions of property for resale. Must be an independent thinker with strong collaborative, negotiating and transactional problem solving skills.

Responsibilities:

•Administer worldwide guarantee process and portfolio. Work with deal proponents to analyze risk/reward on proposed guaranteed sales, including preparation of analytic internal deal approval memo, and working with deal proponent to structure deal, sales proposal and legal contract. Overseeing Irrevocable Bid process, including structuring of Irrevocable Bids and review of creditworthiness of Irrevocable Bidders.

•Review credit judgments regarding release of property to buyers on credit, and granting of extended payment terms to auction bidders.

•Review of substantial issues relating to payment defaults and lead strategy on securing payment in the case of significant payment defaults, especially with respect to dealer defaults or payment disputes.

•Consult with legal department on complex auction and private sale contracts.

•Liaison with senior management and, if applicable, the Board on all risk/reward assessments and securing deal approvals in accordance with Corporate Governance.

•Work with experts and business developers worldwide in formulating strategy, deal structure and pricing for all consignments, including private sales, in excess of $5 million.

•Approval of SFS loans.